Exhibit 10.33
ACTIS Global Ventures, Inc..
1905 Aston Drive, Suite 101
Carlsbad, CA 92008

February 16, 2007
Sujon Limited
14 Hackwood,
Robertsbridge, East Sussex,
TN 32 5ER
United Kingdom

Re: ACTIS Global Ventures, Inc.(the “Company”) -Amendment of Note

Ladies and Gentlemen:

This letter sets forth the agreement of the parties hereto to amend the due date of the promissory note dated October 19, 2006.

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

1.	The due date of the promissory note is hereby amended, effective February 18, 2007, to be April 2, 2007.

2.	All other provisions of the promissory note shall remain in full force and effect.

The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of an amended promissory note.

Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,
ACTIS Global Ventures, Inc.

/s/ RAY W. GRIMM, JR.
By: Ray W. Grimm, Jr.
Title: Chief Executive Officer

ACCEPTED AND AGREED:
Sujon Limited
/s/ CLIFFORD WILKINS
By: Clifford Wilkins